Exhibit 99.1

Summit Hotel Properties Reports First Quarter 2015 Results

13.3 percent Same-Store RevPAR growth; $0.27 Adjusted FFO per share

42.1 percent Adjusted FFO per share growth; 26.9 percent Adjusted EBITDA growth

AUSTIN, Texas--(BUSINESS WIRE)--May 4, 2015--Summit Hotel Properties, Inc. (NYSE:INN) (the “Company”) today announced results for the first quarter 2015.

“The first quarter was outstanding for our portfolio with high demand continuing to drive strong rate growth,” said Dan Hansen, Summit’s President and CEO. “Our same-store portfolio has exceeded the Smith Travel Upscale chain scale for twelve consecutive quarters, which is a credit to our best-in-class asset management team and the strategic capital investments in our properties.”

First Quarter 2015 Highlights

  Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) in the first quarter of 2015 grew to $98.30, an increase of 11.9 percent over the same period of 2014. Pro forma average daily rate (“ADR”) grew to $132.36 in the first quarter of 2015, an increase of 8.8 percent from the same period of 2014. Pro forma occupancy increased by 2.8 percent to 74.3 percent.
  Pro Forma Hotel EBITDA: Pro forma hotel EBITDA in the first quarter of 2015 grew to $38.4 million, an increase of 18.9 percent over the same period in 2014.
  Pro Forma Hotel EBITDA Margin: Pro forma hotel EBITDA margin expanded by 216 basis points in the first quarter of 2015 to 35.7 percent compared with the same period of 2014. Pro forma hotel EBITDA margin is defined as pro forma hotel EBITDA as a percentage of pro forma total revenue.
  Same-Store RevPAR: Same-store RevPAR in the first quarter of 2015 grew to $95.52, an increase of 13.3 percent over the same period in 2014. Same-store ADR in the first quarter of 2015 grew to $128.54, an increase of 9.5 percent from the same period of 2014. Same-store occupancy increased by 3.4 percent in the first quarter of 2015 to 74.3 percent compared to the same period in 2014.
  Adjusted EBITDA: Adjusted EBITDA increased to $34.5 million in the first quarter of 2015 from $27.2 million in the same period of 2014, an increase of $7.3 million or 26.9 percent.
  Adjusted FFO: Adjusted Funds from Operations (“AFFO”) for the first quarter of 2015 increased by 39.6 percent to $23.2 million, or $0.27 per diluted unit, which is a 42.1 percent increase from the same period of 2014.
  Net Income: Net Income attributable to common stockholders in the first quarter of 2015 increased to $6.4 million, or $0.07 per diluted share, compared to a net loss attributable to common stockholders in the same period of 2014 of $0.7 million, or a loss of $0.01 per diluted share.
  Capital Investment: The Company invested $16.1 million in capital improvements during the first quarter of 2015 and added an additional five guestrooms to its portfolio through better utilization of existing space.

INN vs. Industry Results (% change)
	First Quarter 2015
	Occupancy	ADR	RevPAR
INN Pro Forma (90)	2.8%	8.8%	11.9%
INN Same-Store (84)	3.4%	9.5%	13.3%
Overall US *	3.1%	4.7%	8.0%
Upscale *	1.7%	5.2%	7.0%

*Source: Smith Travel Research Monthly Hotel Review, Volume 15, Issue M3

The Company’s results for the three months ended March 31, 2015 and 2014 included the following:

	For the Three Months Ended March 31,
	2015	2014
	Unaudited
	($ in thousands, except per unit and RevPAR data)
Total revenues (continuing operations)	$107,648	$89,544

Net income (loss) attributable to common stockholders	$6,387	$(689)

EBITDA [1]	$33,370	$25,183
Adjusted EBITDA [1]	$34,510	$27,191

FFO [1]	$22,609	$14,588
Adjusted FFO [1]	$23,246	$16,657

FFO per diluted unit [1,2]	$0.26	$0.17
Adjusted FFO per diluted unit [1,2]	$0.27	$0.19

Pro Forma [3]
RevPAR	$98.30	$87.87
RevPAR growth	11.9%

Hotel EBITDA	$38,380	$32,289
Hotel EBITDA margin	35.7%	33.5%
Hotel EBITDA margin growth	216 bps

[1]

See tables later in this press release for a discussion and reconciliation of net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted unit, adjusted FFO (“AFFO”), and AFFO per diluted unit, as well as a discussion of hotel EBITDA (hotel revenues less hotel operating expenses). Non-GAAP financial measures are unaudited.

[2]

Based on 86,875,000 weighted average diluted units and 86,585,000 weighted average diluted units for the three months ended March 31, 2015 and 2014, respectively. In this press release, references to “per share” or “diluted units” mean diluted shares of the Company’s common stock and common units of limited partnership interest in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company. In general, common units held by limited partners other than the Company are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

[3]

Unless stated otherwise in this release, all pro forma information includes operating and financial results for 90 hotels owned as of March 31, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2014 for periods prior to the Company’s ownership. Non-GAAP financial measures are unaudited.

Capital Investment

The Company invested $16.1 million into capital improvements during the first quarter of 2015. Among the properties renovated during the quarter, the scope of work ranged from common space improvements to complete guestroom renovations, including furniture, soft goods and guest bathrooms.

The Company completed a full renovation of its Fairfield Inn & Suites located in Louisville, Ky. during the first quarter of 2015. The Company added five additional guestrooms to the hotel during the renovation to better utilize existing space, bringing the total number of guestrooms to 140. All common areas were re-designed and upgraded with new furniture, artwork, lighting and window treatments. The Company upgraded the meeting and event space with new furniture and AV technology, including 72” televisions, to better serve the business guests. All guestrooms were updated including all new furniture and beds, carpeting, 42” flat screen televisions, wall coverings, window treatments and lighting. The fitness center was upgraded, including new weights, benches and cardio equipment featuring personal viewing screens. The renovation was completed in March of 2015 for a total cost of $2.6 million.

“Our team continues to find unique and creative ways to enhance the value of our hotels,” commented Hansen. “Targeted investment in areas that improve our guest experience and the continued financial success that follows is beginning to show the value of our properties.”

Balance Sheet and Capital Activity

At March 31, 2015, the Company had the following:

  Total outstanding debt of $628.8 million, with a weighted average interest rate of 4.33 percent, and $28.5 million of cash and cash equivalents.
  The Company’s maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term portions of the facility with $205.0 million outstanding, $13.8 million in standby letters of credit and $81.2 million available to borrow.
  Total net debt, which the Company defines as total outstanding debt less cash and cash equivalents, to trailing twelve month adjusted EBITDA was 4.4x.

At April 24, 2015, the Company had the following:

  Total outstanding debt of $662.9 million, with a weighted average interest rate of 4.22 percent and an average term to maturity of five years.
  The Company’s maximum borrowing capacity was $300.0 million under the senior unsecured credit facility, including both the revolver and term portions of the facility with $100.0 million outstanding, $0.8 million in standby letters of credit and $199.2 million available to borrow.

Dividends

On April 30, 2015, the Company declared a quarterly cash dividend of:

  $0.1175 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP, the Company’s operating partnership.
  $0.578125 per share on its 9.25 percent Series A Cumulative Redeemable Preferred Stock.
  $0.4921875 per share on its 7.875 percent Series B Cumulative Redeemable Preferred Stock.
  $0.4453125 per share on its 7.125 percent Series C Cumulative Redeemable Preferred Stock.

The dividends are payable on May 29, 2015 to holders of record as of May 15, 2015.

Subsequent Events

  On April 7, 2015, the Company closed on a new $125.0 million seven-year unsecured term loan facility (the “Term Loan”). The Term Loan was fully drawn at closing and proceeds were applied to the principal balance of the Company’s $225.0 million senior unsecured revolving credit facility. The Term Loan has an accordion option which provides the Company with the ability to increase the Term Loan capacity to $200.0 million, subject to certain conditions.

  On April 13, 2015, the Company acquired the newly-constructed 211-guestroom Hampton Inn & Suites located in downtown Minneapolis, Minn. for $39.0 million, or $185,000 per key.

  On April 21, 2015, the Company exercised $15.0 million of the $75.0 million accordion feature of the Term Loan. The exercise of this feature increased the aggregate Term Loan commitments to $140.0 million. Proceeds from the accordion were used to repay borrowings under the Company’s $225.0 million senior unsecured revolving credit facility.

2015 Outlook

The Company is providing guidance for the second quarter and full year 2015 based on its 91 current hotels.¹ Except as described in footnote one below, the guidance assumes no additional hotels are acquired or sold and no additional issuances of equity securities.

SECOND QUARTER 2015
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (91) [1]	$105.50	$107.50
Pro forma RevPAR growth (91) [1]	6.00%	8.00%
RevPAR (same-store 84) [2]	$101.50	$103.50
RevPAR growth (same-store 84) [2]	6.00%	8.00%
Adjusted FFO	$27,900	$29,400
Adjusted FFO per diluted unit [3]	$0.32	$0.34

FULL YEAR 2015
($ in thousands, except RevPAR and per unit data)
	Low-end	High-end
Pro forma RevPAR (91) [1]	$99.50	$101.50
Pro forma RevPAR growth (91) [1]	6.00%	8.00%
RevPAR (same-store 84) [2]	$95.50	$97.50
RevPAR growth (same-store 84) [2]	6.00%	8.00%
Adjusted FFO	$95,600	$100,800
Adjusted FFO per diluted unit [3]	$1.10	$1.16
Capital improvements	$32,000	$38,000

[1]

Pro forma outlook information includes operating results for 91 hotels owned as of April 24, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

[2]	Same-store information provided in the 2015 outlook includes operating results for 84 hotels owned by the Company as of January 1, 2014.

[3]	Assumes weighted average diluted units outstanding of 86,977,000 for the second quarter and full year of 2015.

First Quarter 2015 Earnings Conference Call

The Company will conduct its quarterly conference call on Tuesday, May 5, 2015 at 9:00 a.m. ET. To participate in the conference call, please dial 877-930-8101. The conference identification code for the call is 33540641. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until 11:59 p.m. ET on Tuesday, May 12, 2015 by dialing 855-859-2056; conference identification code 33540641. A replay of the conference call will also be available on the Company’s website until August 4, 2015.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused primarily on acquiring and owning premium-branded, select-service hotels in the Upscale and Upper-midscale segments of the lodging industry. As of April 24, 2015, the Company’s portfolio consisted of 91 hotels with a total of 11,679 guestrooms located in 21 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize embedded growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Balance Sheets
(Amounts in thousands)

	March 31,	December 31,
	2015	2014
ASSETS	(Unaudited)
Investment in hotel properties, net	$1,336,665	$1,339,415
Investment in hotel properties under development	319	253
Land held for development	8,183	8,183
Assets held for sale	1,292	300
Cash and cash equivalents	28,541	38,581
Restricted cash	34,192	34,395
Trade receivables	12,384	7,681
Prepaid expenses and other	6,563	6,181
Derivative financial instruments	-	66
Deferred charges, net	9,134	9,641
Deferred tax asset, net	190	176
Other assets	16,759	14,152
Total assets	$1,454,222	$1,459,024

LIABILITIES AND EQUITY
Liabilities:
Debt	$628,773	$626,533
Accounts payable	6,130	7,271
Accrued expenses	35,814	38,062
Derivative financial instruments	2,653	1,957
Total liabilities	673,370	673,823

Equity:
Total stockholders' equity	775,442	779,611
Non-controlling interests in operating partnership	5,410	5,590
Total equity	780,852	785,201
Total liabilities and equity	$1,454,222	$1,459,024

SUMMIT HOTEL PROPERTIES, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Revenues:
Room revenue	$101,425	$84,552
Other hotel operations revenue	6,223	4,992
Total revenues	107,648	89,544

Expenses:
Hotel operating expenses:
Rooms	25,506	23,692
Other direct	15,035	12,020
Other indirect	28,727	24,207
Total hotel operating expenses	69,268	59,919
Depreciation and amortization	15,264	15,061
Corporate general and administrative	4,515	4,205
Hotel property acquisition costs	-	692
Total expenses	89,047	79,877

Operating income	18,601	9,667

Other income (expense)
Interest expense	(7,247)	(6,729)
Other income (expense)	(264)	87
Total other expense, net	(7,511)	(6,642)

Income from continuing operations before income taxes	11,090	3,025

Income tax expense	(499)	(78)

Income from continuing operations	10,591	2,947

Income from discontinued operations	-	378

Net income	10,591	3,325

Income (loss) attributable to non-controlling interests:
Operating partnership	57	(10)
Joint venture	-	(123)

Net income attributable to Summit Hotel Properties, Inc.	10,534	3,458

Preferred dividends	(4,147)	(4,147)

Net income (loss) attributable to common stockholders	$6,387	$(689)

Basic and diluted net income (loss) per share	$0.07	$(0.01)

Weighted average common shares outstanding:
Basic	85,704	85,097
Diluted	86,875	85,097

SUMMIT HOTEL PROPERTIES, INC.
Discontinued Operations Summary
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Revenues	$-	$1,088
Hotel operating expenses	-	770
Depreciation and amortization	-	4
Operating income	-	314
Other income	-	63
Income before taxes	-	377
Income tax benefit	-	1
Income from discontinued operations	$-	$378

Income from discontinued operations attributable to non-controlling interest	$-	$5

Income from discontinued operations attributable to common stockholders	$-	$373

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations
(Amounts in thousands except per diluted unit)
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014

Net income	$10,591	$3,325
Preferred dividends	(4,147)	(4,147)
Depreciation and amortization	15,264	15,065
Amortization of deferred financing costs	398	369
(Gain) loss on disposal of assets	503	(61)
Non-controlling interest in joint venture	-	123
Adjustments related to joint venture	-	(86)
Funds From Operations	$22,609	$14,588
FFO per diluted unit [1]	$0.26	$0.17

Equity based compensation	636	467
Hotel property acquisition costs	-	692
Loss on derivative financial instruments	1	-
Expenses related to improvement of internal controls	-	910
Adjusted Funds From Operations	$23,246	$16,657
AFFO per diluted unit [1]	$0.27	$0.19

Weighted average diluted units [1]	86,875	86,585

[1]

The Company includes the outstanding common units of limited partnership interest (“OP units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

SUMMIT HOTEL PROPERTIES, INC.
Reconciliation of Net Income to Non-GAAP Measures – EBITDA
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Net income	$10,591	$3,325
Depreciation and amortization	15,264	15,065
Interest expense	7,247	6,729
Interest income	(231)	(50)
Income tax expense	499	77
Non-controlling interest in joint venture	-	123
Adjustments related to joint venture	-	(86)
EBITDA	$33,370	$25,183

Equity based compensation	636	467
Hotel property acquisition costs	-	692
(Gain) loss on disposal of assets	503	(61)
Loss on derivative financial instruments	1	-
Expenses related to improvement of internal controls	-	910
ADJUSTED EBITDA	$34,510	$27,191

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma [1] Operational and Statistical Data
(Dollars in thousands, except operating metrics)
(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Revenues:
Room revenue	$101,425	$90,538
Other hotel operations revenue	6,223	5,867
Total revenues	107,648	96,405

Expenses:
Hotel operating expenses
Rooms	25,506	23,609
Other direct	15,035	13,917
Other indirect	28,727	26,590
Total operating expenses	69,268	64,116

Hotel EBITDA	$38,380	$32,289

	2014			2015	Trailing Twelve Months Ended March 31, 2015
	Q2	Q3	Q4	Q1
Revenues:
Room revenue	$103,890	$105,035	$92,958	$101,425	$403,308
Other revenue	6,425	6,382	6,049	6,223	25,079
Total revenues	$110,315	$111,417	$99,007	$107,648	$428,387

Hotel EBITDA	$41,107	$41,724	$32,542	$38,380	$153,753
EBITDA margin	37.3%	37.4%	32.9%	35.7%	35.9%

Rooms occupied	833,196	837,650	749,892	766,267	3,187,005
Rooms available	1,042,716	1,054,589	1,054,596	1,031,825	4,183,726

Occupancy	79.9%	79.4%	71.1%	74.3%	76.2%
ADR	$124.69	$125.39	$123.96	$132.36	$126.55
RevPAR	$99.63	$99.60	$88.15	$98.30	$96.40

[1]

Pro forma information includes operating results for 90 hotels owned as of March 31, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

SUMMIT HOTEL PROPERTIES, INC.
Pro Forma [1] and Same-Store [2] Statistical Data
(Unaudited)

	For the Three Months Ended March 31,
Pro Forma [1] (90 hotels)	2015	2014
Rooms occupied	766,267	744,353
Rooms available	1,031,825	1,030,320

Occupancy	74.3%	72.2%
ADR	$132.36	$121.63
RevPAR	$98.30	$87.87

Occupancy growth	2.8%
ADR growth	8.8%
RevPAR growth	11.9%

	For the Three Months Ended March 31,
Same-Store [2] (84 hotels)	2015	2014
Rooms occupied	700,372	676,217
Rooms available	942,455	941,220

Occupancy	74.3%	71.8%
ADR	$128.54	$117.36
RevPAR	$95.52	$84.32

Occupancy growth	3.4%
ADR growth	9.5%
RevPAR growth	13.3%

[1]

Pro forma information includes operating results for 90 hotels owned as of March 31, 2015 as if each hotel had been owned by the Company since January 1, 2014. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

[2]	Same-store information includes operating results for 84 hotels owned by the Company as of January 1, 2014 and at all times during the three months ended March 31, 2015 and 2014.

Non-GAAP Financial Measures

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and impairment losses, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs from the NAREIT definition and may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because in addition to the amount of depreciation and amortization we add back to net income or loss, we also add back the amortization of deferred financing costs and amortization of franchise application fees. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We further adjust FFO for certain additional items that are not included in the definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO and AFFO should be considered along with, but not as an alternative to, net income (loss) as a measure of our operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA, Adjusted EBITDA and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Because hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. Accordingly, hotel EBITDA has not been reconciled back to net income or loss, or any other GAAP measure, and hotel EBITDA should not be relied on as a measure of performance for our portfolio of hotels taken as a whole. Dollar amounts in such reconciliation are in thousands.

CONTACT:
Summit Hotel Properties, Inc.
Elisabeth Eisleben, 512-538-2306
Director of Investor Relations
eeisleben@shpreit.com